As Filed With the Securities and Exchange Commission on December 11, 2012

Registration No. 333-184835

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENTIFIC GAMES INTERNATIONAL, INC.

(as Issuer)

Delaware	2754	58-1943521
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number))

SCIENTIFIC GAMES CORPORATION

(as guarantor)

(and the other guarantors identified in the Table of Additional Registrants below)

Delaware	7373	81-0422894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number))

Scientific Games Corporation

750 Lexington Avenue, 25th Floor

New York, New York 10022

(212) 754-2233

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack B. Sarno, Esq.

Scientific Games Corporation

750 Lexington Avenue, 25th Floor

New York, New York 10022

(212) 754-2233

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe, Esq.

Senet S. Bischoff, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration fee(2)
6.250% Senior Subordinated Notes due 2020	$300,000,000	100%	$300,000,000(1)	$40,920.00
Guarantees related to the 6.250% Senior Subordinated Notes due 2020(2)	N/A	N/A	N/A	N/A

(1)                              Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), exclusive of any accrued interest.

(2)                              Previously paid in connection with the initial filing of this registration statement on November 8, 2012.

(3)                              No separate consideration will be received for the guarantees and, therefore, pursuant to Rule 457(n) under the Securities Act, no additional fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant	State of Incorporation or Formation	IRS Employer Identification Number	Commission File Number
MDI Entertainment, LLC*	Delaware	58-1943521	333-184835-05
Scientific Games Products, Inc.*	Delaware	45-0565615	333-184835-04
Scientific Games SA, Inc.*	Delaware	58-1673074	333-184835-03
Sciplay Inc.*	Delaware	30-0632206	333-184835-02
SG Gaming North America, Inc.*	Nevada	88-0415955	333-184835-06

*Address of the Principal Executive Offices of each of the Additional Registrants:

1500 Bluegrass Lakes Parkway

Alpharetta, GA 30004

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purposes of (i) amending certain signature pages of the Registration Statement, (ii) filing a Certificate of Amendment of the Articles of Incorporation of SG Gaming, Inc., by which the entity’s name was changed to SG Gaming North America, Inc., as Exhibit 3.16, (iii) amending Exhibits 5.1 and 23.6 to reflect such name change and (iv) amending Exhibits 5.2 and 23.7 to the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibits 3.16, 5.1, 5.2, 23.6 and 23.7 to the Registration Statement. No changes are being made to Part I of the Registration Statement by this filing, and therefore Part I has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers of Scientific Games Corporation and Scientific Games International, Inc.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificates (or articles) of incorporation and bylaws, or certificates of formation and limited liability company agreements, as the case may be, of Scientific Games Corporation (the “Company”), Scientific Games International, Inc. (the “Issuer”) and the subsidiary guarantors discussed below.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

The bylaws of the Company provide for indemnification of its directors, officers, employees and other agents of the Company for such liabilities in such manner under such circumstances and to the extent permitted by Section 145 of the DGCL.  The bylaws of the Company also provide that the Board of Directors of the Company may authorize the purchase and maintenance of insurance for the purpose of such indemnification.

The Company’s certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

The bylaws of the Issuer contain indemnification provisions that closely mirror the language in Section 145 of the DGCL.  In addition, the bylaws of the Issuer authorize the purchase and maintenance of insurance on behalf of directors, officers, employees and agents against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as a director, officer, employee or agent, whether or not the Issuer would have the power to indemnify such person against such liability under such bylaws or applicable law.

The Issuer’s certificate of incorporation provides that no director of the Issuer shall be personally liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

The Company maintains an insurance policy on behalf of itself and its subsidiaries, including the Issuer and the subsidiary guarantors discussed below, and on behalf of the directors and officers thereof, covering certain third-party claims which may be asserted against such entities, directors and/or officers.

Indemnification of Directors and Officers of the Subsidiary Guarantors

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws or similar organizational documents of each guarantor (other than the Company) guaranteeing the Issuer’s 6.250% senior subordinated notes due 2020.

Delaware Corporate Subsidiary Guarantors

The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of Scientific Games Corporation and Scientific Games International, Inc.” above also relate to the directors and officers of Scientific Games Products, Inc. (“SGP”), Sciplay Inc. (“Sciplay”) and Scientific Games SA, Inc. (“SGSA”), each a Delaware corporation (collectively, the “Delaware Corporate Subsidiary Guarantors”).

The bylaws of each Delaware Corporate Subsidiary Guarantor contain indemnification provisions.  The bylaws of SGSA provide for the indemnification of their respective directors and officers to the fullest extent permitted by the DGCL.  The bylaws of SGP and Sciplay contain indemnification provisions that closely mirror the language in Section 145 of the DGCL.  The bylaws of SGP and Sciplay authorize the purchase and maintenance of insurance on behalf of directors, officers, employees and agents against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as a director, officer, employee or agent, whether or not SGP or Sciplay would have the power to indemnify such person against such liability under its bylaws.  Similarly, the bylaws of SGSA authorize the maintenance of insurance on behalf of directors, officers, employees and agents against any expense, liability or loss, whether or not SGSA would have the power to indemnify such person against such liability under such bylaws or applicable law.

The certificate of incorporation of SGP provides that no director of SGP shall be personally liable to SGP or its stockholders for monetary damages for breach of duty of care or other duty as a director, to the fullest extent permitted by the DGCL. The certificate of incorporation of Sciplay provides that the personal liability of the directors of Sciplay is eliminated to the fullest extent permitted by the DGCL.

Delaware Limited Liability Company Subsidiary Guarantor

MDI Entertainment, LLC (“MDI”) is a Delaware limited liability company.  Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the limited liability company agreement nor the certificate of formation of MDI contains provisions indemnifying or limiting the liability of the managers or officers of MDI.

Nevada Subsidiary Guarantor (SG Gaming North America, Inc., a Nevada corporation (“SGGI”))

Section 78.7502 of the Nevada Revised Statutes (“NRS”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with the action, suit or proceeding if he: (1) is not liable pursuant to Section 78.138 of the NRS; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 78.7502 of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (1) is not liable pursuant to Section 78.138 of the NRS; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.138 of the NRS permits a corporation to eliminate or limit the individual liability of directors and officers to the corporation or its stockholders or creditors for any damages resulting from any act or failure to act in the capacity as a director or officer unless the act or failure to act constitutes a breach of the director’s or officer’s fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law.

In addition, Section 78.752 of the NRS authorizes a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

The bylaws of SGGI provide for the indemnification, to the fullest extent permitted by Nevada law, of directors and officers of SGGI against all expense, liability and loss reasonably incurred or suffered by any such person in connection with any action or suit, whether civil, criminal, administrative or investigative, to which such person is or was a party or threatened to be made a party, or is otherwise involved in, by reason of the fact that he or she is or was a director or officer of SGGI or is or was serving in any capacity at the request of SGGI as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another enterprise.

The articles of incorporation of SGGI provide that no director or officer shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except for circumstances involving acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or for unlawful distributions in violation of Section 78.300 of the NRS.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)                                 Exhibits.

Exhibit Number	Description
3.1(a)

Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on March 20, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

3.1(b)

Certificate of Amendment of the Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on June 7, 2007 (incorporated by reference to Exhibit 3.1(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

Exhibit Number	Description
3.2	Certificate of Incorporation of Scientific Games International, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.3	Articles of Incorporation of SG Gaming North America, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.4

Certificate of Amendment of the Articles of Incorporation of SG Gaming North America, Inc., filed with the Secretary of State of the State of Nevada on October 26, 2010 (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on March 3, 2011).

3.5	Certificate of Formation of MDI Entertainment, LLC (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.6	Certificate of Incorporation of Scientific Games Products, Inc. (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.7	Certificate of Incorporation of Scientific Games SA, Inc. (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

^3.8	Certificate of Incorporation of Sciplay Inc.

3.9	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 1, 2010).

3.10	Amended and Restated By-laws of Scientific Games International, Inc. (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.11	Amended and Restated Bylaws of SG Gaming North America, Inc. (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on March 3, 2011).

3.12	Operating Declaration of MDI Entertainment, LLC (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.13	Bylaws of Scientific Games Products, Inc. (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.14	Amended and Restated By-laws of Scientific Games SA, Inc. (incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

^3.15	Amended and Restated By-laws of Sciplay Inc.

*3.16	Certificate of Amendment to the Articles of Incorporation of SG Gaming North America, Inc., filed with the Secretary of State of the State of Nevada on November 27, 2012.

4.1

Indenture, dated as of August 20, 2012, among Scientific Games International, Inc., as issuer, the Company, as a guarantor, the subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 21, 2012).

4.2

Registration Rights Agreement, August 20, 2012, among Scientific Games International, Inc., as issuer, the Company, the subsidiary guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 21, 2012).

4.3(a)	Form of 6.250% Senior Subordinated Note (No. 001) (included in Exhibit 4.1 above).

4.3(b)	Form of 6.250% Senior Subordinated Note (No. 002) (included in Exhibit 4.1 above).

4.4

Indenture, dated as of September 22, 2010, among the Company, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 23, 2010).

4.5

Registration Rights Agreement, dated September 22, 2010, among the Company, the guarantors party thereto and J.P. Morgan Securities LLC, as representative for the initial purchasers listed therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 23, 2010).

4.6(a)	Form of 8.125% Senior Subordinated Note (No. 001) (included in Exhibit 4.4 above).

4.6(b)	Form of 8.125% Senior Subordinated Note (No. 002) (included in Exhibit 4.4 above).

4.7

Indenture, dated as of May 21, 2009, among the Issuer, the Company, as a guarantor, the subsidiary guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 27, 2009).

4.8

Registration Rights Agreement, dated May 21, 2009, among the Issuer, the Company, the subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC., Credit Suisse (USA) LLC and Goldman Sachs & Co., as representatives for the initial purchasers listed therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 27, 2009).

Exhibit Number	Description
4.9(a)	Form of 9.250% Senior Subordinated Note (No. 001) (included in Exhibit 4.7 above).

4.9(b)	Form of 9.250% Senior Subordinated Note (No. 002) (included in Exhibit 4.7 above).

4.10

Registration Rights Agreement, dated November 5, 2009, among the Issuer, the Company, the subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives for the initial purchasers named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 12, 2009).

*5.1	Opinion of Latham & Watkins LLP.

*5.2	Opinion of Duane Morris LLP.

10.1

Second Amendment and Restatement Agreement, dated as of August 25, 2011, among the Issuer, as borrower, the Company, as guarantor, and several lenders from time to time parties thereto and JP Morgan, as administrative agent, which amended and restated the Credit Agreement, dated as of June 9, 2008 as amended and restated as of February 12, 2010 and amended as of December 16, 2010 and March 11, 2011 among such parties, as set forth in Exhibit A to such Second Amendment and Restatement Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 31, 2011).

10.2

Guarantee and Collateral Agreement, dated as of June 9, 2008, among the Issuer, the Company, as a guarantor, and each other subsidiary of the Company listed on the signature pages thereto, as additional guarantors, in favor of JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 13, 2008).

10.3

Stockholders’ Agreement, dated September 6, 2000, among the Company, MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc.) (“MacAndrews”) (as successor in interest under the agreement to Cirmatica Gaming S.A.) and Ramius Securities, LLC (incorporated by reference to Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).

10.4

Supplemental Stockholders’ Agreement, dated June 26, 2002, among the Company and MacAndrews (as successor in interest to Cirmatica Gaming S.A.) (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

10.5

Letter Agreement, dated as of October 10, 2003, by and between the Company and MacAndrews further supplementing the Stockholders’ Agreement (incorporated by reference to Exhibit 3 to the Schedule 13D jointly filed by MacAndrews and SGMS Acquisition Corporation on November 26, 2003).

10.6

Letter Agreement dated February 15, 2007 between the Company and MacAndrews & Forbes Holdings Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 16, 2007).

10.7

Share Purchase Agreement, dated as of April 26, 2011, by and among the Company, Global Draw Limited, IGT-UK Group Limited, Cyberview International, Inc. and International Game Technology (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

10.8

Purchase Agreement, dated as of January 27, 2010, by and among the Company, Scientific Games International, Inc., SG Racing, Inc., Scientific Games Germany GmbH, Scientific Games Luxembourg Holdings SARL, Scientific Games Holdings Limited, Scientific Games Racing, LLC, Sportech, Sportech Holdco 1 Limited and Sportech Holdco 2 Limited (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 10, 2010).

10.9

Stock Purchase Agreement, dated as of May 1, 2007, among François-Charles Oberthur Fiduciaire, S.A., the Company and Scientific Games Holdings (Canada) Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2007).

10.10

Agreement, dated April 20, 2006, among the Company, Scientific Games International Holdings Limited, Scientific Games Beteiligungsgesellschaft mbH, Walter Grubmueller, Stephen George Frater, The Trustees of Warero Privatsitiftung and Jeffery Frederick Nash for the sale and purchase of the entire issued share capital of Neomi Associates, Inc. and Research and Development GmbH (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 26, 2006).

10.11

Share Purchase and Sale Agreement, dated April 4, 2005, among Scientific Games Chile Limitada, Epicentro S.A. and Inversiones Y Aesorias Iculpe Limitada (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 8, 2005).

Exhibit Number	Description
10.12	1992 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 1998).(†)

10.13	1995 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 1997).(†)

10.14	1997 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).(†)

10.15	2003 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 9, 2011).(†)

10.16	2002 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).(†)

10.17

Elective Deferred Compensation Plan (Executive Deferred Compensation Plan and Non-Employee Directors Deferred Compensation Plan) (effective January 1, 2005, as amended and restated effective January 1, 2009) (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.18

Frozen Supplemental Executive Retirement Plan (as amended and restated effective January 1, 2009) (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.19	Asia-Pacific Business Incentive Compensation Program (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 3, 2010).(†)

10.20

Employment Agreement dated as of January 1, 2006 by and between the Company and A. Lorne Weil (executed on August 8, 2006) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.21

Letter dated August 2, 2007 between A. Lorne Weil and the Company with respect to payment of Mr. Weil’s deferred compensation upon a termination of employment under Mr. Weil’s Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).(†)

10.22

Amendment to Employment Agreement dated as of May 1, 2008 by and between the Company and A. Lorne Weil (executed on May 12, 2008), which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 14, 2008).(†)

10.23

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and A. Lorne Weil, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendment dated as of May 1, 2008 (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.24

Third Amendment to Employment Agreement dated as of May 29, 2009 between the Company and A. Lorne Weil, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008 and December 30, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 2, 2009).(†)

10.25

Amendment to Employment Agreement dated as of December 2, 2010 between the Company and A. Lorne Weil, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008, December 30, 2008 and May 29, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 3, 2010).(†)

10.26

Amendment to Employment Agreement, dated as of August 18, 2011, by and between A. Lorne Weil and the Company, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008, December 30, 2008, May 29, 2009 and December 2, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2011).(†)

10.27

Employment Agreement dated as of July 1, 2005 between the Company and Michael Chambrello (executed on June 17, 2005) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).(†)

Exhibit Number	Description
10.28

Employment Inducement Stock Option Grant Agreement dated July 1, 2005 between the Company and Michael Chambrello (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).(†)

10.29

Letter Agreement dated as of August 2, 2006 by and between the Company and Michael R. Chambrello, which amended Mr. Chambrello’s Employment Agreement dated as of July 1, 2005 (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.30

Letter Agreement dated as of May 8, 2008 by and between the Company and Michael R. Chambrello, which amended Mr. Chambrello’s Employment Agreement dated as of July 1, 2005, as amended by the Letter Agreement dated as of August 2, 2006 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 14, 2008).(†)

10.31

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Michael R. Chambrello, which amended Mr. Chambrello’s Employment Agreement dated as of July 1, 2005, as amended by the Letter Agreement dated as of August 2, 2006 and the Letter Agreement dated as of May 8, 2008 (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.32

Amendment to Employment Agreement dated as of November 29, 2010 by and between the Company and Michael R. Chambrello, which amended Mr. Chambrello’s Employment Agreement dated as of July 1, 2005, as amended by the Letter Agreement dated as of August 2, 2006, the Letter Agreement dated as of May 8, 2008 and the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 3, 2010).(†)

10.33

Employment Agreement dated as of January 1, 2006 by and between the Company and Robert C. Becker (executed on August 2, 2006) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.34

Letter Agreement dated as of October 7, 2008 by and between the Company and Robert C. Becker, which amended Mr. Becker’s Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.35

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Robert C. Becker, which amended Mr. Becker’s Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 7, 2008 (incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.36

Employment Agreement dated as of January 1, 2006 by and between the Company and Larry Potts (executed on August 2, 2006) (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.37

Letter Agreement dated as of October 2, 2008 by and between the Company and Larry Potts, which amended Mr. Potts’ Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.38

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Larry Potts, which amended Mr. Potts’ Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008 (incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.39

Letter Agreement, dated as of September 28, 2011, by and between the Company and Larry A. Potts, which amended Mr. Potts’ Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008 and the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 3, 2011).(†)

10.40

Employment and Severance Benefits Agreement dated December 15, 2005 between the Company and Ira H. Raphaelson (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).(†)

10.41

Letter Agreement dated as of August 2, 2006 by and between the Company and Ira H. Raphaelson, which amended Mr. Raphaelson’s Employment Agreement dated December 15, 2005 (effective as of February 1, 2006) (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

Exhibit Number	Description
10.42

Letter Agreement dated as of October 6, 2008 by and between the Company and Ira H. Raphaelson, which amended Mr. Raphaelson’s Employment and Severance Benefits Agreement dated December 15, 2005, as amended by the Letter Agreement dated as of August 2, 2006 (incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.43

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Ira H. Raphaelson, which amended Mr. Raphaelson’s Employment and Severance Benefits Agreement dated December 15, 2005, as amended by the Letter Agreement dated as of August 2, 2006 and the Letter Agreement dated as of October 6, 2008 (incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.44

Separation Agreement dated as of May 12, 2011, by and between the Company and Ira H. Raphaelson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2011).(†)

10.45

Amendment to Separation Agreement, dated as of August 12, 2011, by and between Ira H. Raphaelson and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 18, 2011).(†)

10.46

Employment Agreement dated as of February 11, 2009 (effective as of January 1, 2009) by and between the Company and Stephen L. Gibbs (incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.47

Amended and Restated Employment Agreement dated as of April 26, 2012 by and between the Company and Jeffrey S. Lipkin (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 26, 2012).(†)

10.48

Employment Agreement dated as of August 8, 2005 by and between the Company and Steven W. Beason (incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010).(†)

10.49

Employment Inducement Stock Option Grant Agreement dated August 8, 2005 between the Company and Steven Beason (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).(†)

10.50

Letter Agreement dated as of August 30, 2007 by and between the Company and Steven W. Beason, which amended Mr. Beason’s Employment Agreement dated August 8, 2005 (incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010).(†)

10.51

Letter Agreement dated as of June 17, 2008 by and between the Company and Steven W. Beason, which amended Mr. Beason’s Employment Agreement dated as of August 8, 2005, as amended by the Letter Agreement dated as of August 30, 2007 (incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010).(†)

10.52

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Steven W. Beason, which amended Mr. Beason’s Employment Agreement dated as of August 8, 2005, as amended by the Letter Agreement dated as of August 30, 2007 and the Letter Agreement dated as of June 17, 2008 (incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010).(†)

10.53

Letter Agreement, dated as of June 29, 2011, by and between the Company and Steven W. Beason, which amended Mr. Beason’s Employment Agreement dated as of August 8, 2005, as amended by the Letter Agreement dated as of August 30, 2007, the Letter Agreement dated as of June 17, 2008 and the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 3, 2011).(†)

10.54

Employment Agreement dated as of November 29, 2010 by and between the Company and David L. Kennedy (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 3, 2010).(†)

Exhibit Number	Description
10.55

Employment Agreement dated as of May 13, 2008 (effective as of July 1, 2008) by and between The Global Draw Ltd and Stephen Frater (incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.56

Letter Agreement dated as of June 22, 2010 by and between The Global Draw Ltd and Stephen Frater, which amended Mr. Frater’s Employment Agreement dated as of July 1, 2008 (incorporated by reference to Exhibit 10.52 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.57

Employment Agreement dated as of December 11, 2006 (effective as of January 1, 2007) by and between Scientific Games International, Inc. and James C. Kennedy (incorporated by reference to Exhibit 10.53 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.58

Amendment to Employment Agreement dated as of December 30, 2008 by and between Scientific Games Corporation and James C. Kennedy, which amended Mr. Kennedy’s Employment Agreement dated as of January 1, 2007 (incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.59

Letter Agreement dated as of May 7, 2009 by and between Scientific Games International, Inc. and James C. Kennedy, which amended Mr. Kennedy’s Employment Agreement dated as of January 1, 2007, as amended by the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 1, 2011).(†)

10.60

Employment Agreement dated as of December 22, 2010 by and between Scientific Games International, Inc. and William J. Huntley (incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.61

Employment Agreement dated as of December 22, 2010 by and between Scientific Games International, Inc. and James B. Trask (incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.62

Employment Agreement made as of August 1, 2011 by and between the Company and Jeffrey Johnson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 26, 2011).(†)

10.63

Employment Agreement dated as of September 29, 2011, by and between the Company and Grier C. Raclin (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2011).(†)

10.64

Form of Inducement Equity Award Agreement between the Company and Grier C. Raclin (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on October 3, 2011).(†)

10.65

Separation Agreement dated as of October 8, 2012 between the Company and Grier C. Raclin (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).(†)

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

^23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

^23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.

^23.3	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.

^23.4	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm.

^23.5	Consent of KPMG Huazhen, Independent Auditors.

*23.6	Consent of Latham & Watkins LLP (included in Exhibit 5.1 above).

*23.7	Consent of Duane Morris LLP (included in Exhibit 5.2 above).

^24.1	Powers of Attorney (included in the signature page).

^25.1	Statement of Eligibility of The Bank of Nova Scotia Trust Company of New York to act as trustee under the Senior Subordinated Notes Indenture under the Trust Indenture Act of 1939.

^99.1	Form of Letter of Transmittal relating to the Senior Subordinated Notes due 2020.

^99.2	Form of Notice of Guaranteed Delivery Regarding the Exchange Offer.

^99.3	Form of Letter to DTC Participants Regarding the Exchange Offer.

Exhibit Number	Description
^99.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.

101

Financial statements from the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2012, filed on November 8, 2012, formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated Statements of Operations and Comprehensive Income, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Cash Flows and (iv) the Notes to Consolidated Financial Statements tagged as blocks of text.

^                                          Previously filed.

*                                         Filed herewith.

(†)                                 Management contracts and compensation plans and arrangements.

(b)                                 Financial Statement Schedule.

Report of Independent Registered Public Accounting Firm Schedule II—Valuation and Qualifying Accounts (incorporated by reference to Item 15(a)(2) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

ITEM 22.  UNDERTAKINGS

The following undertakings are made by each of the undersigned registrants:

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)                                 For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                                 For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)                                 The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)                                  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on December 11, 2012.

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ JEFFREY S. LIPKIN
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ A. LORNE WEIL*	President, Chief Executive Officer and Director	December 11, 2012
	A. Lorne Weil	(Principal Executive Officer)

	/s/ JEFFREY S. LIPKIN	Senior Vice President, Chief Financial	December 11, 2012
	Jeffrey S. Lipkin	Officer and Director (Principal Financial Officer)

	/s/ JEFFREY B. JOHNSON*	Vice President and Chief Accounting Officer	December 11, 2012
	Jeffrey B. Johnson	(Principal Accounting Officer)

	/s/ JACK B. SARNO*	Vice President, General Counsel, Secretary and Director	December 11, 2012
Jack B. Sarno

*By:	/s/ JEFFREY S. LIPKIN	Attorney-in-fact	December 11 2012
Jeffrey S. Lipkin

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 11, 2012.

SCIENTIFIC GAMES CORPORATION

By:	/s/ JEFFREY S. LIPKIN
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. LORNE WEIL*	Chief Executive Officer, Chairman of the Board	December 11, 2012
A. Lorne Weil	and Director (Principal Executive Officer)

/s/ JEFFREY S. LIPKIN	Senior Vice President and Chief Financial	December 11, 2012
Jeffrey S. Lipkin	Officer (Principal Financial Officer)

/s/ JEFFREY B. JOHNSON*	Vice President, Finance, Chief Accounting	December 11, 2012
Jeffrey B. Johnson	Officer and Corporate Controller (Principal
Accounting Officer)

/s/ MICHAEL R. CHAMBRELLO*	Chief Executive Officer-Asia Pacific Region and	December 11, 2012
Michael R. Chambrello	Director

	/s/ PETER A. COHEN*	Vice Chairman of the Board ofDirectors and	December 11, 2012
	Peter A. Cohen	Director

	/s/ DAVID L. KENNEDY*	Executive Vice Chairman of the Board of	December 11, 2012
	David L. Kennedy	Directors and Director

	/s/ PAUL M. MEISTER*	Director	December 11, 2012
Paul M. Meister

	/s/ RONALD O. PERELMAN*	Director	December 11, 2012
Ronald O. Perelman

	/s/ MICHAEL J. REGAN*	Director	December 11, 2012
Michael J. Regan

	/s/ BARRY F. SCHWARTZ*	Director	December 11, 2012
Barry F. Schwartz

	/s/ FRANCES F. TOWNSEND*	Director	December 11, 2012
Frances F. Townsend

*By:	/s/ JEFFREY S. LIPKIN	Attorney-in-fact	December 11, 2012
Jeffrey S. Lipkin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on December 11, 2012.

SG GAMING NORTH AMERICA, INC.

By:	/s/ JEFFREY S. LIPKIN
	Name:	Jeffrey S. Lipkin
	Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ STEVEN BEASON*	President and Director (Principal Executive Officer)	December 11, 2012
Steven Beason

	/s/ JEFFREY S. LIPKIN	Vice President, Chief Financial Officer and Director	December 11, 2012
	Jeffrey S. Lipkin	(Principal Financial Officer and Principal Accounting Officer)

	/s/ JACK B. SARNO*	Vice President, Secretary and Director	December 11, 2012
Jack B. Sarno

*By:	/s/ JEFFREY S. LIPKIN	Attorney-in-fact	December 11, 2012
Jeffrey S. Lipkin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on December 11, 2012.

MDI ENTERTAINMENT, LLC

By:	Scientific Games International, Inc., its sole member

By:	/s/ JEFFREY S. LIPKIN
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY S. LIPKIN	Senior Vice President, Chief Financial Officer and Director	December 11, 2012
Jeffrey S. Lipkin	of sole member, Scientific Games International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on December 11, 2012.

SCIENTIFIC GAMES PRODUCTS, INC.

By:	/s/ JEFFREY S. LIPKIN
	Name:	Jeffrey S. Lipkin
	Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ JAMES B. TRASK*	President and Director (Principal Executive Officer)	December 11, 2012
James B. Trask

	/s/ JEFFREY S. LIPKIN	Vice President, Chief Financial Officer and Director	December 11, 2012
	Jeffrey S. Lipkin	(Principal Financial Officer and Principal Accounting
Officer)

	/s/ JACK B. SARNO*	Vice President, Secretary and Director	December 11, 2012
Jack B. Sarno

*By:	/s/ JEFFREY S. LIPKIN	Attorney-in-fact	December 11, 2012
Jeffrey S. Lipkin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on December 11, 2012.

SCIENTIFIC GAMES SA, INC.

By:	/s/ JEFFREY S. LIPKIN
	Name:	Jeffrey S. Lipkin
	Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ JAMES B. TRASK*	President and Director (Principal Executive Officer)	December 11, 2012
James B. Trask

	/s/ JEFFREY S. LIPKIN	Vice President, Chief Financial Officer and Director	December 11, 2012
	Jeffrey S. Lipkin	(Principal Financial Officer and Principal Accounting
Officer)

	/s/ JACK B. SARNO*	General Counsel, Secretary and Director	December 11, 2012
Jack B. Sarno

*By:	/s/ JEFFREY S. LIPKIN	Attorney-in-fact	December 11, 2012
Jeffrey S. Lipkin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on December 11, 2012.

SCIPLAY INC.

By:	/s/ JACK B. SARNO
	Name:	Jack B. Sarno
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ RICHARD M. WEIL*	President and Director (Principal Executive Officer)	December 11, 2012
Richard M. Weil

	/s/ JAMES R. METCALFE*	Vice President, Tax	December 11, 2012
James R. Metcalfe

	/s/ JACK B. SARNO	Vice President and Secretary	December 11, 2012
Jack B. Sarno

	/s/ A. LORNE WEIL*	Director	December 11, 2012
A. Lorne Weil

*By:	/s/ JACK B. SARNO	Attorney-in-fact	December 11, 2012
Jack B. Sarno

EXHIBIT INDEX

(a)                                 Exhibits.

Exhibit Number	Description
3.1(a)

Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on March 20, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

3.1(b)

Certificate of Amendment of the Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on June 7, 2007 (incorporated by reference to Exhibit 3.1(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

3.2	Certificate of Incorporation of Scientific Games International, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.3	Articles of Incorporation of SG Gaming North America, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.4

Certificate of Amendment of the Articles of Incorporation of SG Gaming North America, Inc., filed with the Secretary of State of the State of Nevada on October 26, 2010 (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on March 3, 2011).

3.5	Certificate of Formation of MDI Entertainment, LLC (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.6	Certificate of Incorporation of Scientific Games Products, Inc. (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.7	Certificate of Incorporation of Scientific Games SA, Inc. (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

^3.8	Certificate of Incorporation of Sciplay Inc.

3.9	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 1, 2010).

3.10	Amended and Restated By-laws of Scientific Games International, Inc. (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.11	Amended and Restated Bylaws of SG Gaming North America, Inc. (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on March 3, 2011).

3.12	Operating Declaration of MDI Entertainment, LLC (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.13	Bylaws of Scientific Games Products, Inc. (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

3.14	Amended and Restated By-laws of Scientific Games SA, Inc. (incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4 filed on August 11, 2009).

^3.15	Amended and Restated By-laws of Sciplay Inc.

*3.16	Certificate of Amendment to the Articles of Incorporation of SG Gaming North America, Inc., filed with the Secretary of State of the State of Nevada on November 27, 2012.

4.1

Indenture, dated as of August 20, 2012, among Scientific Games International, Inc., as issuer, the Company, as a guarantor, the subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 21, 2012).

4.2

Registration Rights Agreement, August 20, 2012, among Scientific Games International, Inc., as issuer, the Company, the subsidiary guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 21, 2012).

4.3(a)	Form of 6.250% Senior Subordinated Note (No. 001) (included in Exhibit 4.1 above).

4.3(b)	Form of 6.250% Senior Subordinated Note (No. 002) (included in Exhibit 4.1 above).

4.4

Indenture, dated as of September 22, 2010, among the Company, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 23, 2010).

4.5

Registration Rights Agreement, dated September 22, 2010, among the Company, the guarantors party thereto and J.P. Morgan Securities LLC, as representative for the initial purchasers listed therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 23, 2010).

Exhibit Number	Description
4.6(a)	Form of 8.125% Senior Subordinated Note (No. 001) (included in Exhibit 4.4 above).

4.6(b)	Form of 8.125% Senior Subordinated Note (No. 002) (included in Exhibit 4.4 above).

4.7

Indenture, dated as of May 21, 2009, among the Issuer, the Company, as a guarantor, the subsidiary guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 27, 2009).

4.8

Registration Rights Agreement, dated May 21, 2009, among the Issuer, the Company, the subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC., Credit Suisse (USA) LLC and Goldman Sachs & Co., as representatives for the initial purchasers listed therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 27, 2009).

4.9(a)	Form of 9.250% Senior Subordinated Note (No. 001) (included in Exhibit 4.7 above).

4.9(b)	Form of 9.250% Senior Subordinated Note (No. 002) (included in Exhibit 4.7 above).

4.10

Registration Rights Agreement, dated November 5, 2009, among the Issuer, the Company, the subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives for the initial purchasers named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 12, 2009).

*5.1	Opinion of Latham & Watkins LLP.

*5.2	Opinion of Duane Morris LLP.

10.1

Second Amendment and Restatement Agreement, dated as of August 25, 2011, among the Issuer, as borrower, the Company, as guarantor, and several lenders from time to time parties thereto and JP Morgan, as administrative agent, which amended and restated the Credit Agreement, dated as of June 9, 2008 as amended and restated as of February 12, 2010 and amended as of December 16, 2010 and March 11, 2011 among such parties, as set forth in Exhibit A to such Second Amendment and Restatement Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 31, 2011).

10.2

Guarantee and Collateral Agreement, dated as of June 9, 2008, among the Issuer, the Company, as a guarantor, and each other subsidiary of the Company listed on the signature pages thereto, as additional guarantors, in favor of JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 13, 2008).

10.3

Stockholders’ Agreement, dated September 6, 2000, among the Company, MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc.) (“MacAndrews”) (as successor in interest under the agreement to Cirmatica Gaming S.A.) and Ramius Securities, LLC (incorporated by reference to Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).

10.4

Supplemental Stockholders’ Agreement, dated June 26, 2002, among the Company and MacAndrews (as successor in interest to Cirmatica Gaming S.A.) (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

10.5

Letter Agreement, dated as of October 10, 2003, by and between the Company and MacAndrews further supplementing the Stockholders’ Agreement (incorporated by reference to Exhibit 3 to the Schedule 13D jointly filed by MacAndrews and SGMS Acquisition Corporation on November 26, 2003).

10.6

Letter Agreement dated February 15, 2007 between the Company and MacAndrews & Forbes Holdings Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 16, 2007).

10.7

Share Purchase Agreement, dated as of April 26, 2011, by and among the Company, Global Draw Limited, IGT-UK Group Limited, Cyberview International, Inc. and International Game Technology (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

10.8

Purchase Agreement, dated as of January 27, 2010, by and among the Company, Scientific Games International, Inc., SG Racing, Inc., Scientific Games Germany GmbH, Scientific Games Luxembourg Holdings SARL, Scientific Games Holdings Limited, Scientific Games Racing, LLC, Sportech, Sportech Holdco 1 Limited and Sportech Holdco 2 Limited (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 10, 2010).

Exhibit Number	Description
10.9

Stock Purchase Agreement, dated as of May 1, 2007, among François-Charles Oberthur Fiduciaire, S.A., the Company and Scientific Games Holdings (Canada) Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2007).

10.10

Agreement, dated April 20, 2006, among the Company, Scientific Games International Holdings Limited, Scientific Games Beteiligungsgesellschaft mbH, Walter Grubmueller, Stephen George Frater, The Trustees of Warero Privatsitiftung and Jeffery Frederick Nash for the sale and purchase of the entire issued share capital of Neomi Associates, Inc. and Research and Development GmbH (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 26, 2006).

10.11

Share Purchase and Sale Agreement, dated April 4, 2005, among Scientific Games Chile Limitada, Epicentro S.A. and Inversiones Y Aesorias Iculpe Limitada (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 8, 2005).

10.12	1992 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 1998).(†)

10.13	1995 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 1997).(†)

10.14	1997 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).(†)

10.15	2003 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 9, 2011).(†)

10.16	2002 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).(†)

10.17

Elective Deferred Compensation Plan (Executive Deferred Compensation Plan and Non-Employee Directors Deferred Compensation Plan) (effective January 1, 2005, as amended and restated effective January 1, 2009) (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.18

Frozen Supplemental Executive Retirement Plan (as amended and restated effective January 1, 2009) (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.19	Asia-Pacific Business Incentive Compensation Program (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 3, 2010).(†)

10.20

Employment Agreement dated as of January 1, 2006 by and between the Company and A. Lorne Weil (executed on August 8, 2006) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.21

Letter dated August 2, 2007 between A. Lorne Weil and the Company with respect to payment of Mr. Weil’s deferred compensation upon a termination of employment under Mr. Weil’s Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).(†)

10.22

Amendment to Employment Agreement dated as of May 1, 2008 by and between the Company and A. Lorne Weil (executed on May 12, 2008), which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 14, 2008).(†)

10.23

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and A. Lorne Weil, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendment dated as of May 1, 2008 (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.24

Third Amendment to Employment Agreement dated as of May 29, 2009 between the Company and A. Lorne Weil, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008 and December 30, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 2, 2009).(†)

Exhibit Number	Description
10.25

Amendment to Employment Agreement dated as of December 2, 2010 between the Company and A. Lorne Weil, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008, December 30, 2008 and May 29, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 3, 2010).(†)

10.26

Amendment to Employment Agreement, dated as of August 18, 2011, by and between A. Lorne Weil and the Company, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008, December 30, 2008, May 29, 2009 and December 2, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2011).(†)

10.27

Employment Agreement dated as of July 1, 2005 between the Company and Michael Chambrello (executed on June 17, 2005) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).(†)

10.28

Employment Inducement Stock Option Grant Agreement dated July 1, 2005 between the Company and Michael Chambrello (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).(†)

10.29

Letter Agreement dated as of August 2, 2006 by and between the Company and Michael R. Chambrello, which amended Mr. Chambrello’s Employment Agreement dated as of July 1, 2005 (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.30

Letter Agreement dated as of May 8, 2008 by and between the Company and Michael R. Chambrello, which amended Mr. Chambrello’s Employment Agreement dated as of July 1, 2005, as amended by the Letter Agreement dated as of August 2, 2006 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 14, 2008).(†)

10.31

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Michael R. Chambrello, which amended Mr. Chambrello’s Employment Agreement dated as of July 1, 2005, as amended by the Letter Agreement dated as of August 2, 2006 and the Letter Agreement dated as of May 8, 2008 (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.32

Amendment to Employment Agreement dated as of November 29, 2010 by and between the Company and Michael R. Chambrello, which amended Mr. Chambrello’s Employment Agreement dated as of July 1, 2005, as amended by the Letter Agreement dated as of August 2, 2006, the Letter Agreement dated as of May 8, 2008 and the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 3, 2010).(†)

10.33

Employment Agreement dated as of January 1, 2006 by and between the Company and Robert C. Becker (executed on August 2, 2006) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.34

Letter Agreement dated as of October 7, 2008 by and between the Company and Robert C. Becker, which amended Mr. Becker’s Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.35

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Robert C. Becker, which amended Mr. Becker’s Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 7, 2008 (incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.36

Employment Agreement dated as of January 1, 2006 by and between the Company and Larry Potts (executed on August 2, 2006) (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.37

Letter Agreement dated as of October 2, 2008 by and between the Company and Larry Potts, which amended Mr. Potts’ Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

Exhibit Number	Description
10.38

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Larry Potts, which amended Mr. Potts’ Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008 (incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.39

Letter Agreement, dated as of September 28, 2011, by and between the Company and Larry A. Potts, which amended Mr. Potts’ Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008 and the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 3, 2011).(†)

10.40

Employment and Severance Benefits Agreement dated December 15, 2005 between the Company and Ira H. Raphaelson (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).(†)

10.41

Letter Agreement dated as of August 2, 2006 by and between the Company and Ira H. Raphaelson, which amended Mr. Raphaelson’s Employment Agreement dated December 15, 2005 (effective as of February 1, 2006) (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).(†)

10.42

Letter Agreement dated as of October 6, 2008 by and between the Company and Ira H. Raphaelson, which amended Mr. Raphaelson’s Employment and Severance Benefits Agreement dated December 15, 2005, as amended by the Letter Agreement dated as of August 2, 2006 (incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.43

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Ira H. Raphaelson, which amended Mr. Raphaelson’s Employment and Severance Benefits Agreement dated December 15, 2005, as amended by the Letter Agreement dated as of August 2, 2006 and the Letter Agreement dated as of October 6, 2008 (incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.44

Separation Agreement dated as of May 12, 2011, by and between the Company and Ira H. Raphaelson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2011).(†)

10.45

Amendment to Separation Agreement, dated as of August 12, 2011, by and between Ira H. Raphaelson and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 18, 2011).(†)

10.46

Employment Agreement dated as of February 11, 2009 (effective as of January 1, 2009) by and between the Company and Stephen L. Gibbs (incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).(†)

10.47

Amended and Restated Employment Agreement dated as of April 26, 2012 by and between the Company and Jeffrey S. Lipkin (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 26, 2012).(†)

10.48

Employment Agreement dated as of August 8, 2005 by and between the Company and Steven W. Beason (incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010).(†)

10.49

Employment Inducement Stock Option Grant Agreement dated August 8, 2005 between the Company and Steven Beason (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).(†)

10.50

Letter Agreement dated as of August 30, 2007 by and between the Company and Steven W. Beason, which amended Mr. Beason’s Employment Agreement dated August 8, 2005 (incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010).(†)

Exhibit Number	Description
10.51

Letter Agreement dated as of June 17, 2008 by and between the Company and Steven W. Beason, which amended Mr. Beason’s Employment Agreement dated as of August 8, 2005, as amended by the Letter Agreement dated as of August 30, 2007 (incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010).(†)

10.52

Amendment to Employment Agreement dated as of December 30, 2008 by and between the Company and Steven W. Beason, which amended Mr. Beason’s Employment Agreement dated as of August 8, 2005, as amended by the Letter Agreement dated as of August 30, 2007 and the Letter Agreement dated as of June 17, 2008 (incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010).(†)

10.53

Letter Agreement, dated as of June 29, 2011, by and between the Company and Steven W. Beason, which amended Mr. Beason’s Employment Agreement dated as of August 8, 2005, as amended by the Letter Agreement dated as of August 30, 2007, the Letter Agreement dated as of June 17, 2008 and the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 3, 2011).(†)

10.54

Employment Agreement dated as of November 29, 2010 by and between the Company and David L. Kennedy (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 3, 2010).(†)

10.55

Employment Agreement dated as of May 13, 2008 (effective as of July 1, 2008) by and between The Global Draw Ltd and Stephen Frater (incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.56

Letter Agreement dated as of June 22, 2010 by and between The Global Draw Ltd and Stephen Frater, which amended Mr. Frater’s Employment Agreement dated as of July 1, 2008 (incorporated by reference to Exhibit 10.52 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.57

Employment Agreement dated as of December 11, 2006 (effective as of January 1, 2007) by and between Scientific Games International, Inc. and James C. Kennedy (incorporated by reference to Exhibit 10.53 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.58

Amendment to Employment Agreement dated as of December 30, 2008 by and between Scientific Games Corporation and James C. Kennedy, which amended Mr. Kennedy’s Employment Agreement dated as of January 1, 2007 (incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.59

Letter Agreement dated as of May 7, 2009 by and between Scientific Games International, Inc. and James C. Kennedy, which amended Mr. Kennedy’s Employment Agreement dated as of January 1, 2007, as amended by the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 1, 2011).(†)

10.60

Employment Agreement dated as of December 22, 2010 by and between Scientific Games International, Inc. and William J. Huntley (incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.61

Employment Agreement dated as of December 22, 2010 by and between Scientific Games International, Inc. and James B. Trask (incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).(†)

10.62

Employment Agreement made as of August 1, 2011 by and between the Company and Jeffrey Johnson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 26, 2011).(†)

10.63

Employment Agreement dated as of September 29, 2011, by and between the Company and Grier C. Raclin (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2011).(†)

10.64

Form of Inducement Equity Award Agreement between the Company and Grier C. Raclin (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on October 3, 2011).(†)

10.65

Separation Agreement dated as of October 8, 2012 between the Company and Grier C. Raclin (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).(†)

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

Exhibit Number	Description
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

^23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

^23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.

^23.3	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.

^23.4	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm.

^23.5	Consent of KPMG Huazhen, Independent Auditors.

*23.6	Consent of Latham & Watkins LLP (included in Exhibit 5.1 above).

*23.7	Consent of Duane Morris LLP (included in Exhibit 5.2 above).

^24.1	Powers of Attorney (included in the signature page).

^25.1	Statement of Eligibility of The Bank of Nova Scotia Trust Company of New York to act as trustee under the Senior Subordinated Notes Indenture under the Trust Indenture Act of 1939.

^99.1	Form of Letter of Transmittal relating to the Senior Subordinated Notes due 2020.

^99.2	Form of Notice of Guaranteed Delivery Regarding the Exchange Offer.

^99.3	Form of Letter to DTC Participants Regarding the Exchange Offer.

^99.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.

101

Financial statements from the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2012, filed on November 8, 2012, formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated Statements of Operations and Comprehensive Income, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Cash Flows and (iv) the Notes to Consolidated Financial Statements tagged as blocks of text.

^                                          Previously filed.

*                                         Filed herewith.

(†)                                 Management contracts and compensation plans and arrangements.

(b)                                 Financial Statement Schedule.

Report of Independent Registered Public Accounting Firm Schedule II—Valuation and Qualifying Accounts (incorporated by reference to Item 15(a)(2) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).